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                                                                    Exhibit A-36


                            ARTICLES OF INCORPORATION

                                       OF

                                  NI-TEX, INC.

         The undersigned desiring to form a corporation (herein referred to as "Corporation") pursuant to the provisions of the Indiana Business Corporation Law as amended executes the following Articles of Incorporation.

                                    ARTICLE I

                                      NAME

         The name of the Corporation is NI-TEX, Inc.

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

         The Street address of the Corporation's initial registered office in Indiana and the name of its initial registered agent at that office is Edmund A. Schroer, 5265 Hohman Avenue, Hammond, Indiana 46320.

                                   Article III

                                AUTHORIZED SHARES

         Number of Shares. The total number of shares which the Corporation is to have authority to issue is 1,000 shares, without par value.

         Terms of Shares. The authorized capital shares of the Corporation shall consist of one class of one thousand (1,000) common shares, without par value. Every common share whenever and for whatever consideration issued shall be equal to every other common share and shall be entitled to the same rights as every other common share and all distributions of earnings or assets of the Corporation shall be distributable to the holders of such common shares.

         Voting Rights of Common Shares. Every issued common share shall be entitled to one (1) vote at every shareholder's meeting on all manners submitted to the vote of the shareholders.

         Consideration for Common Shares. Common Shares of the Corporation may be issued and disposed of from time to time for such consideration as may be determined by the Board of Directors.

                                   ARTICLE IV

                                  INCORPORATOR
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         The name and street address of the incorporator of the Corporation is:
Richard M. Schumacher, 200 Russell Street, Hammond, Indiana 46325.

         IN WITNESS WHEREOF, the undersigned being all the incorporators of said Corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true this 26th day of August, 1988.

                                                /s/  Richard M. Schumacher


This instrument was prepared by:      Richard M. Schumacher
                                      Attorney at Law
                                      Eichhorn, Eichhorn & Link
                                      200 Russell Street
                                      P.O. Box 6328
                                      Hammond, Indiana 46325
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                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  NI-TEX, INC.

I, EVEN BAYN, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation, have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the

Indiana Business Corporation Law,

as amended.




NOW, THEREFORE, I hereby issue to such Corporation this Certificate of Incorporation, and further certify that its existence will begin August 26, 1988.



[Seal of the State of Indiana]

                                    In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twenty-sixth day of August, 1998.

                                    /s/ EVAN BAYH,
                                    SECRETARY OF STATE